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Exhibit 3.47

ARTICLES OF MERGER
FOREIGN AND DOMESTIC BUSINESS CORPORATION

        Pursuant to Sections 55-11-05 and 55-11-07 of the General Statutes of North Carolina, the undersigned corporation                         submit the following Articles of Merger as the surviving corporation in a merger between a domestic business corporation and one or more foreign business corporations.

1.
The name of the surviving corporation is Cascades Tissue Group—North Carolina Inc., a corporation organized under the laws of the State of North Carolina; the name of the merged corporation is Perkins Acquisition Corp., a corporation organized under the laws of the State of Delaware.

2.
Attached is a copy of the Plan of Merger that was duly approved in the manner prescribed by law by each of the corporations participating in the merger.

3.
With respect to the surviving corporation (check either a or b, as applicable):

a.
       Shareholder approval was not required for the merger.

b.
  x   Shareholder approval was required for the merger and the plan of merger was approved by the shareholders as required by Chapter 55 of the North Carolina General Statutes.

4.
With respect to the merged corporation (check either a or b, as applicable):

a.
       Shareholder approval was not required for the merger.

b.
  x   Shareholder approval was required for the merger and the plan of merger was approved by the shareholders as required by Chapter 55 of the North Carolina General Statutes.

5.
The merger is permitted by the law of the state or country of incorporation or organization of each foreign entity which is a party.

6.
Each foreign entity which is a party has complied or shall comply with the applicable laws of the state or country of incorporation or organization.

7.
(Complete only if applicable—see instructions.) The mailing address of the surviving foreign corporation is:                                                  n/a                                                 . The surviving foreign corporation will file a statement of any subsequent change in its mailing address with the North Carolina Secretary of State.

8.
These articles will be effective upon filing, unless a delayed date and/or time is specified: January 31, 2003.

        This is the 23rd day of January, 2003.

Cascades Tissue Group—North Carolina Inc.
Name of Corporation
/s/ Yvon Jacques
Signature
Yvon Jacques, Treasurer
Type or Print Name and Title
CORPORATIONS DIVISION P.O. BOX 29622 RALEIGH, NC 27626-0622

AGREEMENT AND PLAN OF MERGER
AND
PLAN OF REORGANIZATION

        AGREEMENT AND PLAN OF MERGER AND PLAN OF REORGANIZATION, dated this 23rd day of January 2003, between Cascades Tissue Group—North Carolina, Inc., a North Carolina corporation (the "Surviving Corporation"), and Perkins Acquisition Corp., a Delaware corporation (the "Merged Corporation") (such Surviving Corporation and Merged Corporation being hereinafter referred to as the "Constituent Corporations").

        WITNESSETH that:

        WHEREAS, the Board of Directors of each of the Constituent Corporations has resolved that the Merged Corporation shall be merged with and into the Surviving Corporation and that the Surviving Corporation shall be the surviving corporation (the "Merger") pursuant to Section 252 of the Delaware General Corporation Law and Sections 55-11-05 and 55-11-07 of the General Statutes of North Carolina in a transaction qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(1)(D) of the Internal Revenue Code;

        NOW THEREFORE, the Constituent Corporations, parties to this Agreement and Plan of Merger and Plan of Reorganization, in consideration of the mutual covenants, agreements, and provisions hereinafter contained, do hereby prescribe the terms and conditions of the Merger and mode of carrying the Merger into effect as follows:

        1.    The Merger.    On the Effective Date (as hereinafter defined), the Merged Corporation shall be merged with and into the Surviving Corporation, which Surviving Corporation shall be the surviving corporation.

        2.    Certificate of Incorporation.    The Certificate of Incorporation of the Surviving Corporation as in effect on the Effective Date shall continue in full force and effect after the Effective Date as the Certificate of Incorporation of the Surviving Corporation.

        3.    The Shares of Stock.    The manner of converting the outstanding shares of the capital stock of each of the Constituent Corporations into the shares or other securities of the Surviving Corporation shall be as follows:

          3.1    The Shares of Stock of the Surviving Corporation.    Each share of the common stock, no par value, of the Surviving Corporation, which shall be issued and outstanding on the Effective Date, shall remain issued and outstanding on the Effective Date.

          3.2    The Shares of Stock of the Merged Corporation.    Each share of the common stock, no par value, of the Merged Corporation, which shall be issued and outstanding on the Effective Date, and all rights in respect thereof shall, on the Effective Date be canceled and extinguished.

        4.    Additional Terms and Conditions of the Merger.    Additional terms and conditions of the Merger are as follows:

          4.1    Bylaws.    The bylaws of the Surviving Corporation as they shall exist on the Effective Date shall be and remain the bylaws of the Surviving Corporation after the Effective Date until the bylaws may duly be altered, amended or repealed.

          4.2    Directors and Officers.    The directors and officers of the Surviving Corporation on the Effective Date shall continue in office after the Effective Date until their successors shall have been elected and qualified.

          4.3    The Effective Date.    The Merger shall become effective on January 31, 2003 (the "Effective Date").

          4.4    Effect of the Merger.    The separate corporate existence of the Merged Corporation shall cease on the Effective Date. Upon the Effective Date, all the property, rights privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Merged Corporation shall be transferred to, vested in, and devolve upon, the Surviving Corporation without further act or deed and all property, rights, and every other interest of the Surviving Corporation and the Merged Corporation shall be as effectively the property of the Surviving Corporation as they were of the Surviving Corporation and the Merged Corporation, respectively. The Merged Corporation hereby agrees, from time to time as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of the Merged Corporation acquired or to be acquired by reason of or as a result of the Merger herein provided for, and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the Merged Corporation and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporation or otherwise to take any and all such action.

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        IN WITNESS WHEREOF, the parties to this Agreement and Plan of Merger and Plan of Reorganization, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by the Treasurer of each party hereto as the respective act, deed and agreement of each of such corporations, on this 23rd day of January, 2003.

CASCADES TISSUE GROUP—NORTH CAROLINA INC.,
By:

	Name:	Yvon Jacques
	Title:	Treasurer
PERKINS ACQUISITION CORP.,
By:

	Name:	Yvon Jacques
	Title:	Treasurer

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STATE OF NORTH CAROLINA

Department of the Secretary of State

        To all whom these presents shall come, Greetings:

        I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be true

ARTICLES OF AMENDMENT

OF

CASCADES INDUSTRIES, INC.
which changed its name to:
PERKINS PAPERS (USA) LTD.

the original of which was filed in this office on the 23rd day of December, 1999.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 23rd day of December, 1999.

[SEAL]

1

[CERTIFICATE OF THE

SECRETARY OF STATE

OF THE

STATE OF NORTH CAROLINA]

2

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

        Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.	The name of the corporation is: Cascades Industries, Inc.
2.	The text of each amendment adopted is as follows (State below or attach):
The name of the Corporation shall be changed to:
Perkins Papers (USA) Ltd.
3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:
N/A
4.	The date of adoption of each amendment was as follows:
December 1, 1999
5.	(Check either a, b, c, or d, whichever is applicable)
	a.	The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
	b.	The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.
c.
The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required)

	d. XX	The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.
6.	These articles will be effective upon filing, unless a delayed time and date is specified:
January 1, 2000

        This is the 17th day of December, 1999.

        [Signatures]

STATE OF NORTH CAROLINA
Department of the Secretary of State

        To all whom these presents shall come, Greetings:

        I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be true of

ARTICLES OF AMENDMENT

OF

PERKINS PAPERS (USA) LTD.
which changed its name to:
CASCADES TISSUE GROUP—NORTH CAROLINA INC.

the original of which was filed in this office on the 9th day of April, 2002.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 9th day of April, 2002.

[SEAL]

2

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

        Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.	The name of the corporation is: Perkins Papers (USA) Ltd.
2.	The text of each amendment adopted is as follows (State below or attach):
The name of the Corporation shall be and hereby is changed to Cascades Tissue Group—North Carolina Inc., to take effect on April 15, 2002.
3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:
N/A
4.	The date of adoption of each amendment was as follows:
December 7, 2001
5.	(Check either a, b, c, or d, whichever is applicable)
	a.	The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
	b.	The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.
c.
The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required)

	d. X	The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.
6.	These articles will be effective upon filing, unless a delayed time and date is specified:
April 15, 2002

This is the 28th day of March, 2002.

        [Signatures]

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ARTICLES OF AMENDMENT

OF

CASCADES INDUSTRIES, INC.

        The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its charter:

        1.     The name of the corporation is CASCADES INDUSTRIES, INC.

        2.     The following amendment to the charter of the corporation was adopted by its Shareholders on the 25th day of March, 1987, in the manner prescribed by law:

        The first paragraph of numbered Paragraph 4 of the original Articles of Incorporation was amended to read as follows:

"The corporation shall have authority to issue 500,000 shares of common voting stock with a par value of One Dollar ($1.00) per share and 10,000,000 shares of non-cumulative, non-voting 8 1/2% preferred stock with a par value of One Dollar ($1.00) per share."

        3.     The number of voting shares of the corporation outstanding at the time of such adoption was 200,000 shares of common voting stock; and the number of shares entitled to vote on such adoption was 200,000 shares of common voting stock.

        4.     The number of shares of common voting stock which voted in favor of such amendment was 200,000 shares and the number of common voting stock which voted against such amendment was zero (0) shares.

        5.     Notices of purpose of meeting, of substance of the proposed amendment, of the right of dissenting shareholders to be paid the fair market value of their shares, and all other notices required by the law of the State of North Carolina, were expressly waived by the sole holder of all issued shares of common voting stock as well as all issued shares of non-cumulative, non-voting 8 1/2% preferred stock.

        IN WITNESS WHEREOF, these Articles are signed by the President and

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CANADA

PROVINCE OF QUEBEC

DISTRICT OF DRUMMOND

Bernard Lemaire and Jacques Aubert, being the President and Secretary, respectively, of the above-named corporation, each being duly sworn, depose and say that the facts stated in the foregoing Articles of Amendment are true and correct.

Sworn to and subscribed before me this 25th day of March, 1987.

Notary Public
My commission expires: 1991-09-22

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[CERTIFICATION BY NORTH CAROLINA SECRETARY OF STATE]

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ARTICLES OF INCORPORATION

OF

CASCADES INDUSTRIES, INC.

        The undersigned, being of the age of eighteen years or more, does hereby make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina:

        1.     The name of the corporation is CASCADES INDUSTRIES, INC.

        2.     The period of duration of the corporation is perpetual.

        3.     The purposes for which the corporation is organized are:

          (a)   To engage in the business of manufacturing paper and paper products.

          (b)   To engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.

        4.     The corporation shall have authority to issue 500,000 shares of common voting stock with a par value of One Dollar ($1.00) per share and 2,000,000 shares of non-cumulative, non-voting 8 1/2% preferred stock with a par value of One Dollar ($1.00) per share.

A.    PREFERRED STOCK

          1.    Relative Rights.

          The preferences, limitations, voting rights and relative rights of the non-cumulative, non-voting, 8 1/2% Preferred Stock ("Preferred Stock") shall be as set forth below.

          2.    Dividends.

          The holders of preferred shares, in preference and priority to the holders of common shares, shall be entitled to receive, when and as declared by the Board of Directors, non-cumulative dividends at the rate of 8 1/2% of par value per year, and no more, payable to shareholders of record at the close of business on such date preceding the payment thereof as may be fixed by the Board of Directors on declaring any such dividend. Such dividend shall not be cumulative and the holders of preferred shares shall have no right to such dividend even though the Corporation has funds legally available for the payment of dividends unless the same shall have been declared by the Board of Directors, but such dividend shall be paid or declared and set apart for payment in any year before dividends for such year are declared and paid on the common shares. The Preferred Stock shall not further share in the earnings of the Corporation but shall have pre-emptive rights to subscribe for further issues of Preferred but not Common Stock. The Preferred Stock may be redeemed at any time and from time to time at par value, but only upon proper resolution of the Board of Directors and in no event while any declared but unpaid dividend is outstanding. No notice of redemption or deposit shall be required before the redemption of any Preferred Stock.

          3.    Liquidation, Dissolution or Winding Up.

            (a)   In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Preferred Stock shall be entitled to be repaid its par value first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or earnings, before any sums shall be paid or any assets distributed among the holders of the shares of Common Stock; but after such payment the Preferred Stock shall not further share in the assets of the Corporation.

            (b)   Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

          4.    Voting Power.

          The holders of the Preferred Stock shall have no voting rights.

B. COMMON STOCK

          1.    Voting Rights.

          The holders of Common Stock shall be entitled to one vote per share for the election of directors and on all other matters for which a vote of stockholders is required.

          2.    Dividends.

          Subject to provisions of law and of these Articles of Incorporation the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion. The Common Stock shall have pre-emptive rights to subscribe for further issues of Common but not Preferred Stock.

          3.    Liquidation.

          Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the assets of the Corporation available for distribution.

        5.     The minimum amount of consideration to be received by the corporation for its shares before it shall commence business is One Dollar ($1.00) in cash or property of equivalent value.

        6.     The address of the initial registered office of the corporation in the State of North Carolina is CT Corporation System, 100 S. Corcoran Street, Durham, Durham County, North Carolina, 27702, and the name of its initial registered agent at such address is Judy Kenesterick.

        7.     The number of directors constituting the initial board of directors shall be six (6); and the names and addresses of the persons who are to serve as directors until the first meeting of shareholders, or until their successors be elected and qualify, are:

Name	Address
Bernard Lemaire	402, boul. Marie-Victorin Kingsey Falls, Quebec, Canada J0A 1B0
Laurent Lemaire	400, boul. Marie-Victorin Kingsey Falls, Quebec, Canada J0A 1B0
Alain Lemaire	P.O. Box 73 396, boul. Marie-Victorin Kingsey Falls, Quebec, Canada J0A 1B0
Gilles Desrosiers	1845, Georges Baril Vimont, Laval, Quebec, Canada H7M 3Y1
James A. Wyant	321, Lanthier Avenue, Apt. No. 407 Pointe Claire, Quebec, Canada H9S 5K6
Maurice Desrosiers	1250, de Callieres, Duvernay, Laval, Quebec, Canada H7E 3N4

        8.     The name and address of the incorporator is Laurent Lemaire, 400, Boulevard Marie-Victorin, Kingsey Falls, Quebec, Canada J0A 1B0.

        IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of May, 1983.

Laurent Lemaire

        I, Jacques Aubert, Notary, residing at 12, Caron Street, in the City of Kingsey Falls, in the Province of Quebec, CANADA, do hereby certify that Laurent Lemaire personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

        Sworn before me at Kingsey Falls this 23rd day of May, 1983.

        [signature]

QuickLinks

  Exhibit 3.47
ARTICLES OF MERGER FOREIGN AND DOMESTIC BUSINESS CORPORATION
AGREEMENT AND PLAN OF MERGER AND PLAN OF REORGANIZATION
ARTICLES OF AMENDMENT OF PERKINS PAPERS (USA) LTD. which changed its name to: CASCADES TISSUE GROUP—NORTH CAROLINA INC.
ARTICLES OF AMENDMENT OF CASCADES INDUSTRIES, INC.
ARTICLES OF INCORPORATION OF CASCADES INDUSTRIES, INC.